FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           GULF POWER CAPITAL TRUST I
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             (Exact name of registrant as specified in its charter)


    DELAWARE                                          Applied For
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(State of incorporation or organization)          (IRS Employer
                                                  Identification No.)


500 Bayfront Parkway, Pensacola, Florida             32501
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(Address of principal executive offices)          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                          Name of each exchange
 Title of each class                                     on which each class is
 to be so registered                                      to be so registered

7.625% Cumulative Quarterly Income Preferred Securities
(Liquidation amount $25 per Preferred Security)         New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the 7.625% Cumulative Quarterly Income Preferred Securities (Liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Gulf Power Capital Trust I, a Delaware business trust ("Gulf Power Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3 of Gulf Power Company and Gulf Power Capital, Registration Nos. 333-19271, 333-19271-01 and 333-19271-02, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus supplement subsequently filed by Gulf Power Company and Gulf Power Capital pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.    Exhibits.

Exhibit Number


                1 Registration Statement on Form S-3, filed by Gulf Power Company and Gulf Power Capital
                           (Registration Nos. 333-19271, 333-19271-01 and
                           333-19271-02) (the "Registration Statement")
                           (incorporated herein by reference).

                4(a) Certificate of Trust of Gulf Power Capital (designated in the Registration Statement as Exhibit 4.3-A and incorporated herein by reference).

                4(b) Form of Amended and Restated Trust Agreement of Gulf Power Capital (designated in the Registration Statement as Exhibit 4.5-A and incorporated herein by reference).

                4(c) Form of Subordinated Note Indenture between Gulf Power Company and The Chase Manhattan
                           Bank, as trustee (designated in the Registration Statement as Exhibit 4.1 and incorporated herein by reference).

                4(d) Form of Supplemental Indenture to Subordinated Note Indenture (designated in the Registration Statement as Exhibit 4.2-A and incorporated herein by reference).


                                       -2-


               4(e) Form of Guarantee Agreement of Gulf Power Company with respect to the Preferred Securities (designated in the Registration Statement as Exhibit 4.8-A and incorporated herein by reference).


                Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated  January 28, 1997    GULF POWER CAPITAL TRUST I

                          By    GULF POWER COMPANY

                          By   /s/  Wayne Boston
                                   Wayne Boston
                                Assistant Secretary